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                                                Filed Pursuant to Rule 424(B)(2)
                                                     Registration No. 333-132747



                           Subject to Completion: PROSPECTUS SUPPLEMENT
                           (To Prospectus dated March 27, 2006)
                           Preliminary Prospectus Supplement dated July 10, 2006

Principal Protected Callable Notes

UBS AG $__ NOTES LINKED TO THE NIKKEI(R) 225 INDEX DUE JANUARY 21, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   January 21, 2008

Term:                            18 Months

No Interest Payments:            We will not pay you interest during the term of
                                 the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the Nikkei(R) 225 Index (the
                                 "Index").

Principal Protection:            100%

Call Feature:                    We will be required to call your Notes if the
                                 Index closes above the Index Trigger Level (as defined below) on any single day during the term of the Notes.

Payment at Maturity or           You will receive a cash payment at maturity or
if Called:                       if the Notes are called, the amount of which
                                 will depend upon the performance of the Index and whether the Index closes above the Index
                                 Trigger Level on any single day during the term of the Notes:

                                 >    If the Index closes above the Index
                                      Trigger Level on any single day during the term of the Notes, the Notes will be called and you will receive a cash payment per $1,000 principal amount of your Notes equal to $1,070 (the "Call Price").

                                 > If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is POSITIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to $1,000 x (1 + (Participation Rate x Index Return)).

                                 > If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is NEGATIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to $1,000.

                                 See "Specific Terms of the Notes--Payment at
                                 Maturity or If Called" beginning on page S-17.

Index Trigger Level:             __, which is 26% above the Index Starting
                                 Level.

Participation Rate:              The Participation Rate will equal 110% to 115%
                                 (to be determined on or about July 11, 2006
                                 (the "trade date")).

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                           Index Starting Level

Index Starting Level:            __, the closing level of the Index on the trade
                                 date.

Index Ending Level:              The Index Ending Level will be the closing
                                 level of the Index on January 11, 2008 (the
                                 "final valuation date").

CUSIP Number:                    __

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note .............       100%              0%              100%
Total ................

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated July __, 2006                          [LOGO] UBS

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

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Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Notes are callable notes issued by UBS offering principal protection. The return on the Notes, if any, is linked to the performance of the Nikkei(R) 225 Index (the "Index"), and will depend on (1) the return of the Index and (2) whether the Index closes on any single day during the term of the Notes above o (the "Index Trigger Level") which is 26% above the Index Starting Level.

The amount payable to you at maturity or if the Notes are called will be calculated as described below:

> If the Index closes above the Index Trigger Level on any single day during the term of the Notes, the Notes will be called and you will receive a cash payment per $1,000 principal amount of your Notes equal to the $1,070 (the "Call Price").

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is POSITIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to $1,000 x (1 + (Participation Rate x Index Return)).

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is NEGATIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to your principal or $1,000.

The "Participation Rate" will equal 110% to 115% (to be determined on the trade date) of any appreciation in the Index over the term of the Notes. You will not receive less than $1,000 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

The "Index Return," which may be positive or negative, will be calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                     Index Starting Level

where the "Index Starting Level" is __, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

We will not pay you interest during the term of the Notes.

For a further description of how your payment at maturity or if called will be calculated, see "Specific Terms of the Notes--Payment at Maturity or If Called" beginning on page S-17.


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                                                                             S-1
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SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity to participate in any potential appreciation in the level of the Index from the trade date relative to the final valuation date. If we do not call your Notes and the Index Return is positive, you will receive 110% to 115% (to be determined on the trade date) of any Index gains at maturity. If we call your Notes, you will receive the Call Price, representing an equivalent of a non-compounded return on your Notes of 7% per annum.

> CALLABLE--The Notes are mandatorily callable in whole but not in part if the Index closes above the Index Trigger Level on any single day during the term of the Notes. We may only call the Notes under such circumstances.

> PRESERVATION OF CAPITAL--You will receive at least $1,000 per $1,000 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Index.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the Index.

>    MINIMUM INVESTMENT--$1,000 principal amount per Note.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-6.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. You will be entitled to receive at least the full principal amount of your Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.

> MARKET RISK--The return on the Notes, if any, is linked to the performance of the Index, and will depend on whether the Index closes above the Index Trigger Level on any single day during the term of the Notes and, if the Notes have not been called, the extent to which the Index Return is positive or negative. YOU WILL RECEIVE NO MORE THAN THE FULL PRINCIPAL AMOUNT OF YOUR NOTES IF WE DO NOT CALL YOUR NOTES AND THE INDEX RETURN IS ZERO OR NEGATIVE.

> THE CALL FEATURE LIMITS YOUR POTENTIAL RETURN--Your investment in the Notes may not perform as well as an investment in a security whose return is based solely on the performance of the Index. Your ability to participate in the appreciation of the Index is limited by our right to call the Notes if the Index closes above the Index Trigger Level on any single day during the term of the Notes. In contrast, an investment in a non-callable security linked directly to the performance of the Index will not limit an investor's participation in the appreciation of the Index.

> MANDATORILY CALLABLE--The Notes are mandatorily callable only in the limited circumstance where the Index closes above the Index Trigger Level on any single day during the term of the Notes.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the Index (the "Index Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the Japanese yen upon which the Index Constituent Stocks are based. Therefore, if the Japanese yen appreciates or depreciates relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity or if called.

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S-2

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>    THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Index.

> You seek an investment that offers full principal protection on the Notes when held to maturity.

>    You believe that the Index will appreciate over the term of the Notes.

> You are willing to hold the Notes to maturity and you are prepared to have your Notes called on or prior to maturity at the Call Price.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You do not seek exposure to the Japanese equity markets.

> You believe that the Index is not likely to appreciate over the term of the Notes.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until redemption or maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to __% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual payment you receive will be, or that the actual payment you receive will even exceed the full principal amount.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-24.

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                                                                             S-3
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HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples beloware based on the following assumptions:

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  Initial Investment:         $1,000 per note
  Principal Protection:       100%
  Index Trigger Level:        126% of the Index Starting Level
  Index Starting Level:       15,000 (indicative, actual level will be the
                              closing level on Trade Date)
  Participation Rate:         113% (indicative, to be set on the Trade date)
--------------------------------------------------------------------------------

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  EXAMPLE 1 - THE INDEX RETURN IS UP 20% AND NOTES ARE NOT CALLED

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If the Index Return is up 20% and the Index never closes above the Index Trigger Level on any day during the term of the Notes, investors would receive at maturity the principal amount of each Note plus a payment equal to 113% of the positive Index Return, as set forth below:

   Investors receive a cash payment per $1,000 invested equal to:

   $1,000 + ($1,000 x (Participation Rate x Index Return))

   $1,000 + ($1,000 x (113% x 20%))                                       $1,226

  INVESTOR RECEIVES $1,226 AT MATURITY FOR EACH NOTE (A 22.6% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $1,000 DIRECT INVESTMENT IN THE INDEX

   Principal amount =                                                     $1,000
        PLUS
   Principal amount x Index Return
   $1,000 x 20% =                                                         $  200
                                                                     -----------
                                                               TOTAL:     $1,200
                                                                     ===========

  INVESTOR WOULD RECEIVE $1,200 ON A $1,000 DIRECT INVESTMENT IN THE INDEX (A 20.0% TOTAL RETURN).
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  EXAMPLE 2 - THE INDEX RETURN IS DOWN -20% AND NOTES ARE NOT CALLED

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If the Index Return is down -20% and the Index never closes above the Index Trigger Level on any day during the term of the Notes, investors would receive at maturity only the principal amount of each Note, as set forth below:

   Investors receive a cash payment per $1,000 invested equal to:         $1,000

  INVESTOR RECEIVES $1,000 AT MATURITY FOR EACH NOTE (A 0.0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $1,000 DIRECT INVESTMENT IN THE INDEX

   Principal amount =                                                     $1,000
        PLUS
   Principal amount x Index Return
   $1,000 x (-20%) =                                                    - $  200
                                                                     -----------
                                                               TOTAL:     $  800
                                                                     ===========

  INVESTOR WOULD RECEIVE $800 ON A $1,000 DIRECT INVESTMENT IN THE INDEX
  (A -20.0% TOTAL RETURN).
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S-4
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  Initial Investment:         $1,000 per note
  Principal Protection:       100%
  Index Trigger Level:        126% of the Index Starting Level
  Index Starting Level:       15,000 (indicative, actual level will be the
                              closing level on Trade Date)
  Participation Rate:         113% (indicative, to be set on the Trade date)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EXAMPLE 3 - THE INDEX RETURN IS UP 30% DURING THE TERM AND NOTES ARE CALLED

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If the Index Return is up 30% and therefore the Index closes above the Index Trigger Level on any day during the term of the Notes, investors would receive at maturity the Call Price of $1,070 per $1,000 principal investment, as set forth below:

   Investors receive the cash payment per $1,000 invested
   equal to the Call Price:                                               $1,070

  INVESTOR RECEIVES $1,070 AT MATURITY FOR EACH NOTE (A 7.0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $1,000 DIRECT INVESTMENT IN THE INDEX

   Principal amount =                                                     $1,000
        PLUS
   Principal amount x Index Return
   $1,000 x 30% =                                                         $  300
                                                                     -----------
                                                               TOTAL:     $1,300
                                                                     ===========

  INVESTOR WOULD RECEIVE $1,300 ON A $1,000 DIRECT INVESTMENT IN THE INDEX (A 30.0% TOTAL RETURN).

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                                                                             S-5
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Risk Factors

The return on the Notes is linked to the performance of the Nikkei(R) 225 Index (the "Index") and will depend on whether the Index closes above the Index Trigger Level on any single day during the term of the Notes and, if not previously called, whether the Index Return is positive or negative on the final valuation date. Investing in the Notes is not equivalent to a direct investment in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY UNLESS THEY ARE OTHERWISE CALLED. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

THE CALL FEATURE OF THE NOTES LIMITS YOUR APPRECIATION POTENTIAL.

If the Notes are called because the Index closed above the Index Trigger Level on any single day during the term of the Notes, your payment for each $1,000 of principal amount of your Notes will be limited to the Call Price and you will not be entitled to participate in any subsequent appreciation of the Index. Accordingly, the Call Price for your Notes may cause you to earn a return that is less than the return on a direct investment in a security whose return is based solely on the performance of the Index over the term of your Notes.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OR A NON-CALLABLE SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX.

The return on your Notes may not reflect the return you would realize if you actually owned the Index Constituent Stocks or a non-callable security linked directly to the performance of the Index and held such investment for a similar period because:

     > you will receive a minimum payment of 100% of the principal amount of your Notes if the Notes are held to maturity;

     >   if the Notes are called, your return will be limited to the Call Price;
         and

     > the level of the Index is calculated in part by reference to the prices of the Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Index increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Notes declines.

YOU WILL RECEIVE NO MORE THAN THE FULL PRINCIPAL AMOUNT OF YOUR NOTES IF WE DO NOT CALL YOUR NOTES AT OR PRIOR TO MATURITY AND THE INDEX RETURN IS ZERO OR NEGATIVE.

If the Notes are not called, it is possible that, on the final valuation date, the Index Ending Level may be equal to or less than the Index Starting Level, and that the Index Return will be equal to zero or negative. In that event, you will receive a payment of 100% of the principal amount of your Notes at maturity.

RISK FACTORS
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AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE JAPANESE
SECURITIES MARKET.

The Index Constituent Stocks have been issued by Japanese companies. An investment in securities linked to the value of Japanese equity securities involves particular risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and market developments may affect Japanese securities markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross shareholdings in Japanese companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in Japan are subject to political, economic, financial and social factors that may apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in Japan or the region. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Nihon Keizai Shimbun, Inc. (the "Index Sponsor") with respect to the Index concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Index Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

RISK FACTORS
--------------------------------------------------------------------------------

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the volatility of the Japanese yen/U.S. dollar exchange rate;

>    the composition of the Index and changes to its constituent stocks;

>    the market prices of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (while not paid to the holders of the Notes, dividend payments on the Index Constituent Stocks may influence the market price of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

>    interest rates in the U.S. and Japanese markets;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the level of the Index. The historical performance of the Index should not be taken as an indication of the future performance of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Index Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-22, UBS or its affiliates may hedge their obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes. It is possible

RISK FACTORS
--------------------------------------------------------------------------------

that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Stocks and the level of the Index and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC or other affiliates have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks and the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and the level of the Index and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEX CONSTITUENT STOCKS OR THE INDEX OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have published research or other opinions that calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to

RISK FACTORS
--------------------------------------------------------------------------------

time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Index Constituent Stocks or the Index.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSOR AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsor in any way (except for licensing arrangements discussed below in "The Nikkei(R) 225 Index" beginning on page S-12) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-18 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-20. The Index Sponsor is not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about the Index Sponsor and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and the Index Sponsor.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-21. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on a day when the calculation agent will determine the Index Ending Level for the Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE INDEX ENDING LEVEL FOR THE INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index Ending Level for the Index may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for the Index. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index Ending Level for the Index is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the

RISK FACTORS
--------------------------------------------------------------------------------

calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-18.

THE INDEX RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN THE JAPANESE YEN/ U.S. DOLLAR EXCHANGE RATE.

Although the Index Constituent Stocks are traded in Japanese yen and the Notes are denominated in U.S. dollars, the amount payable on the Notes will not be adjusted for changes in the Japanese yen/U.S. dollar exchange rate. Changes in exchange rates, however, may reflect changes in the Japanese economy that in turn may affect the Index Return. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Index Return. See "Specific Terms of the Notes--Payment at Maturity or If Called" beginning on page S-17.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------


The Nikkei(R) 225 Index

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Index Sponsor"). The Index Sponsor owns the copyright and all other rights to the Index. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The Index is a stock index calculated, published and disseminated by the Index Sponsor that measures the composite price performance of selected Japanese stocks. The Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Index is a modified, price-weighted index. Each stock's weight in the Index is based on its price per share rather than the total market capitalization of the issuer. The Index Sponsor calculates the Index by multiplying the per-share price of each Index Constituent Stock in the Index (each such stock, an "Index Constituent Stock") by the corresponding weighting factor for that Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of July 7, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Index Constituent Stock that are included in one trading unit of the Index. The stock prices used in the calculation of the Index are those reported by a primary market for the Index Constituent Stocks, which is currently the TSE. The level of the Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Index in the event of certain changes affecting the Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Index immediately after the change, will equal the level of the Index immediately prior to the change.

The Index Constituent Stocks may be deleted or added by the Index Sponsor. However, to maintain continuity in the Index, the policy of the Index Sponsor is generally not to alter the composition of the Index Constituent Stocks except when an Index Constituent Stock is deleted in accordance with the following criteria.

THE NIKKEI(R) 225 INDEX
--------------------------------------------------------------------------------

Any Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Index Constituent Stock to the Second Section of the TSE. In addition, Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Index Sponsor. Upon deletion of an Index Constituent Stock from the Index Constituent Stocks, the Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Index will be calculated with the Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Index Sponsor directly. The Index Sponsor may delete, add or substitute any stock underlying the Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Index may be limited by price limitations, special quotes or by suspension of trading on the Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Index do not give any indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index as of July 7, 2006 was 15,307.61.

THE NIKKEI(R) 225 INDEX
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Index from January 29, 1988 through July 7, 2006.

[The table below represents a line graph in the printed piece.]

"1987"             23622.3
                   25242.8
                   26260.3
                   27434.1
                   27416.7
                   27769.4
                   27911.6
                   27365.9
                   27923.7
                   27982.5
                   29578.9
                   30159
"1988"             31581.3
                   31985.6
                   32838.7
                   33713.4
                   34266.8
                   32948.7
                   34953.9
                   34431.2
                   35636.8
                   35549.4
                   37268.8
                   38915.9
"1989"             37188.9
                   34592
                   29980.4
                   29584.8
                   33130.8
                   31940.2
                   31035.7
                   25978.4
                   20983.5
                   25194.1
                   22454.6
                   23848.7
"1990"             23293.1
                   26409.2
                   26292
                   26111.2
                   25789.6
                   23291
                   24120.8
                   22335.9
                   23916.4
                   25222.3
                   22687.3
                   22983.8
"1991"             22023.1
                   21338.8
                   19345.9
                   17390.7
                   18347.8
                   15951.7
                   15910.3
                   18061.1
                   17399.1
                   16767.4
                   17683.7
                   16924.9
"1992"             17023.8
                   16953.3
                   18591.4
                   20919.2
                   20552.3
                   19590
                   20380.1
                   21026.6
                   20105.7
                   19703
                   16406.5
                   17417.2
"1993"             20229.1
                   19997.2
                   19111.9
                   19725.2
                   20973.6
                   20643.9
                   20449.4
                   20628.5
                   19563.8
                   19989.6
                   19075.6
                   19723.1
"1994"             18649.8
                   17053.4
                   16140
                   16806.8
                   15436.8
                   14517.4
                   16677.5
                   18117.2
                   17913.1
                   17654.6
                   18744.4
                   19868.2
"1995"             20812.7
                   20125.4
                   21406.8
                   22041.3
                   21956.2
                   22530.8
                   20692.8
                   20166.9
                   21556.4
                   20466.9
                   21020.4
                   19361.3
"1996"             18330
                   18557
                   18003.4
                   19151.1
                   20068.8
                   20605
                   20331.4
                   18229.4
                   17887.7
                   16458.9
                   16636.3
                   15258.7
"1997"             16628.5
                   16831.7
                   16527.2
                   15641.3
                   15670.8
                   15830.3
                   16379
                   14107.9
                   13406.4
                   13564.5
                   14883.7
                   13842.2
"1998"             14499.2
                   14367.5
                   15836.6
                   16701.5
                   16111.7
                   17529.7
                   17861.9
                   17436.6
                   17605.5
                   17942.1
                   18558.2
                   18934.3
"1999"             19539.7
                   19959.5
                   20337.3
                   17973.7
                   16332.5
                   17411.1
                   15727.5
                   16861.3
                   15747.3
                   14539.6
                   14648.5
                   13785.7
"2000"             13843.5
                   12883.5
                   12999.7
                   13934.3
                   13262.1
                   12969
                   11860.8
                   10713.5
                   9774.68
                   10366.3
                   10697.4
                   10542.6
"2001"             9997.8
                   10587.8
                   11024.9
                   11492.5
                   11763.7
                   10621.8
                   9877.94
                   9619.3
                   9383.29
                   8640.48
                   9215.56
                   8578.95
"2002"             8339.94
                   8363.04
                   7972.71
                   7831.42
                   8424.51
                   9083.11
                   9563.21
                   10343.5
                   10219
                   10559.6
                   10100.6
                   10676.6
"2003"             10783.6
                   11041.9
                   11715.4
                   11761.8
                   11236.4
                   11858.9
                   11325.8
                   11081.8
                   10823.6
                   10771.4
                   10899.2
                   11488.8
"2004"             11387.6
                   11740.6
                   11669
                   11008.9
                   11276.6
                   11584
                   11899.6
                   12413.6
                   13574.3
                   13606.5
                   14872.2
                   16111.4
"2005"             16649.8
                   16205.4
                   17059.7
                   16906.2
                   15467.3
                   15135.7
                   15307.6

SOURCE: BLOOMBERG L.P.


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Index Sponsor; the only relationship between the Index Sponsor and us is the licensing of the use of the Index and trademarks relating to the Index.

The Index Sponsor is under no obligation to continue the calculation and dissemination of the Index. The Notes are not sponsored, endorsed, sold or promoted by the Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Index to track general stock market performance.

The Index Sponsor determines, composes and calculates the Index without regard to the Notes. The Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Index. The Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the Index Starting Level or the Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI(R) 225 INDEX
--------------------------------------------------------------------------------


THE INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED IN THE INDEX. THE INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Index Sponsor, and the Index Sponsor makes no representation regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------


Valuation of the Notes


AT MATURITY OR IF CALLED. You will receive a cash payment at maturity or if the Notes are called, the amount of which will depend upon the performance of the Index and whether the Index closes above the Index Trigger Level on any single day during the term of the Notes:

> If the Index closes above the Index Trigger Level on any single day during the term of the Notes, the Notes will be called and you will receive a cash payment per $1,000 principal amount of your Notes equal to the Call Price.

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is POSITIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to $1,000 x (1 + (Participation Rate x Index Return)).

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is NEGATIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to your principal or $1,000.

The "Index Return" will be calculated as follows:

                          Index Ending Level - Index Starting Level
        Index Return  =   -----------------------------------------
                                   Index Starting Level

The "Index Starting Level" equals __, the closing level of the Index on the trade date.

The "Index Ending Level" will be the closing level of the Index on the final valuation date.

The "Index Trigger Level" equals __, which is 26% above the Index Starting
Level.

Participation in any appreciation in the level of the Index is equal to 110% to 115% (to be determined on the trade date) of the Index Return. For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity or If Called" on page S-17.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index on any day and whether the Index has closed above the Index Trigger Level on any single day during the term of the Notes will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Notes


In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" means the Nikkei(R) 225 Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY OR IF CALLED

The amount payable to you at maturity or if the Notes are called will be calculated as described below:

> If the Index closes above the Index Trigger Level on any single day during the term of the Notes, the Notes will be called and on the Call Settlement Date you will receive a cash payment per $1,000 principal amount of your Notes equal to the Call Price.

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is POSITIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to $1,000 x (1 + (Participation Rate x Index Return)).

> If the Index never closes above the Index Trigger Level on any single day during the term of the Notes and the Index Return is NEGATIVE, you will receive at maturity a cash payment per $1,000 principal amount of your Notes equal to your principal or $1,000.

The "Participation Rate" will equal 110% to 115% (to be determined on the trade date) of any appreciation in the Index over the term of the Notes. You will not receive less than $1,000 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Index Return," which may be positive or negative, is the difference between the Index Ending Level and the Index Starting Level, expressed as a percentage of the Index Starting Level, calculated as follows:

                           Index Ending Level - Index Starting Level
         Index Return  =   -----------------------------------------
                                    Index Starting Level

where the "Index Starting Level" is __, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

CALL SETTLEMENT DATE

The "Call Settlement Date" will be five business days following the first day on which the Index closes above the Index Trigger Level, unless that day is not a business day in which case the Call Settlement Date will be the next following business day.

MATURITY DATE

If the Notes are not previously called, the maturity date will be January 21, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

If the Notes are not previously called, the final valuation date will be January 11, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

If the Notes are not called, the calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for the Index. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event for the Index occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of the Index Constituent Stocks in the Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of the Index Constituent Stocks in the Index in the primary market for

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

     those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the Index and approves such substitute index as a successor index, then the calculation agent will determine the Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the level of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index have changed at any time in any respect that causes the Index not to fairly represent the level of the Index had such changes not been made or that otherwise affects the calculation of the Index Ending

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Stocks or the Index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of the Index Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on the Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index or other components of the Japanese equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2006 (UNAUDITED)                             CHF          USD
--------------------------------------------------------------------------------
                                                              (IN MILLIONS)
Debt
  Debt issued(1) ...................................       296,632      227,316
                                                          --------     --------
  Total Debt .......................................       296,632      227,316
Minority Interest(2) ...............................         5,571        4,269
Shareholders' Equity ...............................        47,850       36,669
                                                          --------     --------
Total capitalization ...............................       350,053      268,254
                                                          ========     ========


----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76632.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to __% per annum, compounded semiannually, with a projected payment at maturity of $__ based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds a Note until the scheduled maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $__ in 2006, $__ in 2007 and $__ in 2008. However, if the amount you receive at maturity is greater than $__, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2008 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $__, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2008 by an amount that is equal to such difference. If the amount you receive at maturity is less than $__, then you would recognize a net ordinary loss in 2008 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 0% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-----------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary .........................................      S-1
Risk Factors ..........................................................      S-6
The Nikkei(R) 225 Index ...............................................     S-12
Valuation of the Notes ................................................     S-16
Specific Terms of the Notes ...........................................     S-17
Use of Proceeds and Hedging ...........................................     S-22
Capitalization of UBS .................................................     S-23
Supplemental Tax Considerations .......................................     S-24
ERISA Considerations ..................................................     S-27
Supplemental Plan of Distribution .....................................     S-28

PROSPECTUS

Introduction ..........................................................        3
Cautionary Note Regarding Forward-
  Looking Statements ..................................................        5
Incorporation of Information About
  UBS AG ..............................................................        7
Where You Can Find More Information ...................................        8
Presentation of Financial Information .................................        9
Limitations on Enforcement of U.S. ....................................
  Laws Against UBS AG, Its
  Management and Others ...............................................       10
Capitalization of UBS .................................................       10
UBS ...................................................................       11
Use of Proceeds .......................................................       13
Description of Debt Securities We May
  Offer ...............................................................       14
Description of Warrants We May Offer ..................................       36
Legal Ownership and Book-Entry
  Issuance ............................................................       53
Considerations Relating to Indexed
  Securities ..........................................................       59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency ..........................................       62
U.S. Tax Considerations ...............................................       65
Tax Considerations Under the Laws of Switzerland ......................       76
ERISA Considerations ..................................................       78
Plan of Distribution ..................................................       79
Validity of the Securities ............................................       82
Experts ...............................................................       82



[LOGO] UBS


Principal
Protected
Callable
Notes


UBS AG $__ NOTES
LINKED TO THE NIKKEI(R) 225 INDEX
DUE JANUARY 21, 2008






PROSPECTUS SUPPLEMENT


JULY __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)














UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.